UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Mr. Jon Bennett has resigned from the Board of Directors of Kaiser Group Holdings, Inc. (“the Company”), effective January 31, 2007.  The decision by Mr. Bennett to resign from his position was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.         Other Events.

The Company previously announced that it would hold the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) on April 26, 2007.  In order to allow for the preparation and review of financial and other information to be provided in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Annual Report”) and the proxy statement to be mailed to stockholders in connection with the 2007 Annual Meeting, the Annual Meeting has been re-scheduled for Wednesday, May 30, 2007.  The 2007 Annual Meeting will be held in the auditorium at 9302 Lee Highway, Fairfax, VA 22031-1207 on Wednesday, May 30, 2007 at 10:30 a.m. EST.

The Company expects to timely file its Annual Report.  The matters to be discussed at the 2007 Annual Meeting will be described in detail in a proxy statement to be mailed to stockholders on or about April 30, 2007.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Nicholas Burakow
Nicholas Burakow
Executive Vice President and Chief Financial Officer

Date: February 1, 2007